Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces U.S. Patent Grant for its NXG Video Delivery Platform

OLD BRIDGE, NJ / September 23, 2020 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) is pleased to report that the US Patent and Trademark Office (USPTO) has issued the patent, US10,785,829, for certain technologies within Blonder Tongue’s NeXgen Gateway (NXG) video delivery platform.

The NXG platform is presently being deployed by telecommunications, cable television, and IP television service providers to generate, receive, process, and distribute data, video, and audio content to residential and enterprise locations such as private residences, hospitality, sports venues, healthcare, educational and financial institutions. The ’829 patented technology is anticipated to ease migration from traditional video delivery architectures, transmission and signal protection technologies, into modern IP-based digital content protection transmission and delivery designs. The NXG platform can also help service providers more securely monitor and maintain those systems prior to, during and following their IP television migration projects, and its fully modular design helps operators adapt their content delivery requirements over time without the need to fork-lift upgrade their video transmission infrastructure in the future.

Overall, the NXG is a powerful, two-way, digital video signal processing platform with a series of modular add-on functions that enables an “anything-in to anything-out” signal processing solution. Based on key customer guidance and the Company’s R&D efforts, the NXG platform is a 100% modular, passive-back-plane-based product that enables service providers to easily and seamlessly accomplish migrating from traditional CATV transmission, such as RF fiber or coaxial cable, to fully IP-based transmission and delivery, and also supports migrating from traditional video content protection or CAS into IP-based digital rights management (DRM) technologies.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2019 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Bob Palle

Director of Strategic Accounts
bpalle@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com